UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2008

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

505 Fifth Avenue New York, New York 10017

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     Pursuant to the Letter Agreement, dated December 23, 2008, and the Securities Purchase Agreement —Standard Terms attached thereto (collectively, the “Purchase Agreement”) between CIT Group Inc. (the "Company") and the Treasury, on December 31, 2008, the Company issued and sold to the Treasury 2,330,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D, par value $0.01 per share, having a liquidation preference of $1,000 per share (the “Series D Preferred Stock”), for an aggregate purchase price of $2.33 billion in cash.

     In connection with such issuance and sale, the Company also issued a ten-year warrant to purchase up to 88,705,584 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (the “Warrant”). The Warrant is exercisable for up to 88,705,584 shares of Common Stock, subject to, among other things, the receipt of shareholder approvals which the Company currently expects will be required. The exercise price of the Warrant is $3.94 per share. If shareholder approval is required but not obtained, the exercise price will be reduced by $0.59 per share on each six month anniversary of the date of the Warrant, up to a maximum reduction of $1.77 per share. The ultimate number of shares of Common Stock to be issued under the terms of the Warrant and the exercise price of the Warrant are subject to certain adjustments as set forth in the Warrant, including among others, upon the issuance in certain circumstances, of Common Stock or securities convertible into Common Stock. The Warrant expires ten years from the issuance date. In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of not less than the aggregate liquidation preference of the Series D Preferred Stock ($2.33 billion), the number of the shares of Common Stock underlying the portion of the Warrant then held by the Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant (44,352,792 shares). Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

     A copy of the Purchase Agreement is filed as Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on December 24, 2008. Copies of the form of warrant, the Certificate of Designations with respect to the Series D Preferred Stock and the form of the Specimen Stock Certificate for the Series D Preferred Stock are included as exhibits to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Sales of Equity Securities.

     The information set forth under “Item 1.01 Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

       The Company and Jeffrey M. Peek have agreed to the amendment of his employment agreement to comply with Section 409A of the Internal Revenue Code.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On December 29, 2008, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware for the purpose of amending its Second Restated Certificate of Incorporation to fix the preferences, limitations and relative rights of its Series D Preferred Stock. The Certificate of Designations became effective upon filing, and a copy is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith.

Exhibit
No.	Description of Exhibit

3.1	Certificate of Designations for Series D Preferred Stock.

4.1	Form of Specimen Stock Certificate for Series D Preferred Stock.

4.2	Form of Warrant to purchase shares of Common Stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2008

CIT GROUP INC.

By: /s/ Glenn A. Votek
Name: Glenn A. Votek
Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

3.1	Certificate of Designations for Series D Preferred Stock.

4.1	Form of Specimen Stock Certificate for Series D Preferred Stock.

4.2	Form of Warrant to purchase shares of Common Stock.